SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549



FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2000


Commission File Number 0-11413



MERIDIAN INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)





     Indiana                                       35-1689161
(State or other jurisdiction of                   (IRS Employer
incorporation or organization)                      Identification No.)




2955 North Meridian Street
P. O. Box 1980
Indianapolis, IN 46206
(Address of principal executive offices)




Registrant's telephone number, including area code:  (317) 931-7000

MERIDIAN INSURANCE GROUP, INC., AND SUBSIDIARIES



ITEM 5.  Other Events

At a meeting held February 23, 2000, the Board of Directors of Meridian Insurance Group, Inc., (the "Company") approved the repurchase of up to 400,000 shares of the Company's common stock, representing approximately 5 percent of the shares currently outstanding. Purchases are authorized to be made from time to time in open market or privately-negotiated transactions, depending on market conditions. (The Board of Directors had authorized similar repurchases in May 1997.)

In a press release dated February 24, 2000, announcing the authorization to repurchase, President and Chief Executive Officer Norma J. Oman said, "With our stock price currently depressed along with much of the property and casualty insurance industry, Meridian plans to be a purchaser of its own shares, reflecting the Board's confidence in the positive outlook for the Company's future operating results." In the same press release, President Oman called the repurchase plan a step to enhance shareholder value.


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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              MERIDIAN INSURANCE GROUP, INC.


Date:   March 1, 2000              By:  /s/ Norma J. Oman
                              Norma J. Oman, President
                              and Chief Executive Officer


Date:    March 1, 2000             By:  /s/ Steven R. Hazelbaker
                              Steven R. Hazelbaker
                              Vice President, Chief Financial
                              Officer, and Treasurer